Exhibit 10.11

STANDARD OFFER, AGREEMENT AND ESCROW INSTRUCTIONS FOR PURCHASE OF REAL ESTATE

(Non-Residential)

Dated:	January 5, 2018

1.     Buyer.

1.1       See Separate Signature Page, (“Buyer”) hereby offers to purchase the real property, hereinafter described, from the owner thereof (“Seller”) (collectively, the “Parties” or individually, a “Party”), through an escrow (“Escrow”) to close 10 days after the waiver or expiration of the Buyer’s Contingencies, (“Expected Closing Date”) to be held by Chicago Title Insurance Company - Theresa Fitzgerald (Title Representative - NoRhett Walls) (“Escrow Holder”) whose address is 4210 Riverwalk Parkway, Suite 100. Riverside, CA 92505, Phone No. 951-710-5914, Facsimile No. 951-710-5955 upon the terms and conditions set forth in this agreement (“Agreement”). Buyer shall have the right to assign Buyer’s rights hereunder, but any such assignment shall not relieve Buyer of Buyer’s obligations herein unless Seller expressly releases Buyer. Seller Will have one (1) thirty (30) day closing extension to facilitate Seller’s 1031 Exchange, See also, Addendum.

1.2       The term “Date of Agreement” The “Date of Agreement” shall be identified as the official opening of escrow, when Escrow has received this Purchase Agreement fully executed by both Buyer and Seller.

2.     Property.

2.1       The real property (“Property”) that is the subject of this offer consists of (insert a brief physical description) a freestanding industrial building is located in the County of San Bernardino, is commonly known as (street address, city, state, zip) 2050 - 2090 Baker Avenue, Ontario, CA 91761 and is legally described as: TBD in Ecrow (APN:              ).

2.2       If the legal description of the Property is not complete or is inaccurate, this Agreement shall not be invalid and the legal description shall be completed or corrected to meet the requirements of Chicago Title Company (“Title Company”), which shall issue the title policy hereinafter described.

2.3       The Property includes, at no additional cost to Buyer, the permanent improvements thereon, including those items which pursuant to applicable law are a part of the property, as well as the following items, if any, owned by Seller and at present located on the Property: electrical distribution systems (power panel, bus ducting, conduits, disconnects, lighting fixtures); telephone distribution systems (lines, jacks and connections only); space heaters; heating, ventilating, air conditioning equipment (“HVAC”); air lines; fire sprinkler systems; security and file detection systems; carpets; window coverings; wall coverings; and None (collectively, the “Improvements”).

2.4       The fire sprinkler monitor: ☐ is owned by Seller and included in the Purchase Price, ☐ is leased by Seller, and Buyer will need to negotiate a new lease with the fire monitoring company, ☒ ownership will be determined during Escrow, or ☐ there is no fire sprinkler monitor.

2.5       Except as provided in Paragraph 2.3, the Purchase Price does not include Seller’s personal property, furniture and furnishings, and None all of which shall be removed by Seller prior to Closing.

3.     Purchase Price.

3.1       The purchase price (“Purchase Price”) to be paid by Buyer to Seller for the Property shall be $10,690,250.00, payable as follows: (Strike any not applicable)

(a)    Cash down payment, including the Deposit as defined in paragraph 4.3 (or if an all cash transaction, the Purchase Price):

$10,690,250.00

Total Purchase Price:	$10,690,250.00

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© 2017 AIR CRE. All rights Reserved.	OFA-20.00, Revised 01-03-2017

Last Edited: 1/5/2018 5:18 PM

4.     Deposits.

4.1       ☐ Buyer has delivered to Broker a check in the sum of                     , payable to Escrow Holder, to be delivered by Broker to Escrow Holder within 2 or        business days after both Parties have executed this Agreement and the executed Agreement has been delivered to Escrow Holder, or ☒ within 2 or           business days after both Parties have executed this Agreement and the executed Agreement has been delivered to Escrow Holder  Buyer shall deliver to Escrow Holder a check in the sum of $225,000.00  If said check is not received by Escrow Holder within said time period then Seller may elect to unilaterally terminate this transaction by giving written notice of such election to Escrow Holder. Whereupon neither Party shall have any further liability to the other under this Agreement. Should Buyer and Seller not enter into an agreement for purchase and sale, Buyer’s check or funds shall, upon request by Buyer, be promptly returned to Buyer.

4.3       Escrow Holder shall deposit the funds deposited with it by Buyer pursuant to paragraph 4.1 and 4.2 (collectively the “Deposit”), in a State or Federally chartered bank in an interest bearing account whose term is appropriate and consistent with the timing requirements of this transaction. The interest therefrom shall accrue to the benefit of Buyer, who hereby acknowledges that there may be penalties or interest forfeitures if the applicable instrument is redeemed prior to its specified maturity. Buyer’s Federal Tax Identification Number is TBD      NOTE: Such interest bearing account cannot be opened until Buyer’s Federal Tax Identification Number is provided.

4.4       Notwithstanding the foregoing, within 5 days after Escrow Holder receives the monies described in paragraph 4.1 above, Escrow Holder shall release $100 of said monies to Seller as and for independent consideration for Seller’s execution of this Agreement and the granting of the contingency period to Buyer as herein provided. Such independent consideration is non-refundable to buyer but shall be credited to the Purchase Price in the event that the purchase of the Property is completed.

4.5       Upon waiver of all of Buyer’s contingencies the Deposit shall become non-refundable but applicable to the Purchase Price except in the event of a Seller breach, or in the Escrow is terminated pursuant to the provisions of Paragraph 9.1(n) (Destruction, Damage or Loss) or 9.1(o) (Material Change).

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7.     Real Estate Brokers.

7.1 The following real estate broker(s) (“Brokers”) and brokerage relationships exist in this transaction and are consented to by the Parties (check the applicable boxes):

☒     Coldwell Banker Commercial SC (Teresia Knight / Greg Myers) represents seller exclusively (“Seller’s Broker”);

☒     Colliers International (Richard Schwartz) represents Buyer exclusively (“Buyer’s Broker”); or

☐                 represents both Seller and Buyer (“Dual Agency”).

The Parties acknowledge that other than the Brokers listed above, there are no other brokers representing the Parties or due any fees and/ or commissions under this Agreement. See paragraph 24 regarding the nature of a real estate agency relationship.

7.2 Buyer and Seller each represent and warrant to the other that he/she/it has had no dealings with any person, firm, broker or finder in connection with the negotiation of this Agreement and/or the consummation of the purchase and sale contemplated herein, other than the Brokers named in paragraph 7.1, and no broker or other person, firm or entity, other than said Brokers is/are entitled to any commission or finder’s fee in connection with this transaction as the result of any dealings or acts of such Party. Buyer and Seller do each hereby agree to indemnify, defend, protect and hold the other harmless from and against any costs, expenses or liability for compensation, commission or charges which may be claimed by any broker, finder or other similar party, other than said named Brokers by reason of any dealings or act of the indemnifying Party.

8.     Escrow and Closing.

8.1 Upon acceptance hereof by Seller, this Agreement, including any counteroffers incorporated herein by the Parties, shall constitute not only the agreement of purchase and sale between Buyer and Seller, but also instructions to Escrow Holder for the consummation of the Agreement through the Escrow. Escrow Holder shall not prepare any further escrow instructions restating or amending the Agreement unless specifically so instructed by the Parties or a Broker herein. Subject to the reasonable approval of the Parties, Escrow Holder may, however, include its standard general escrow provisions. In the event that there is any conflict between the provisions of the Agreement and the provisions of any additional escrow instructions the provisions of the Agreement shall prevail as to the Parties and the Escrow Holder.

8.2 As soon as practical after the receipt of this Agreement and any relevant counteroffers, Escrow Holder shall ascertain the Date of Agreement as defined in paragraphs 1.2 and 20.2 and advise the Parties and Brokers, in writing, of the date ascertained.

8.3 Escrow Holder is hereby authorized and instructed to conduct the Escrow in accordance with this Agreement, applicable law and custom and practice of the community in which the Escrow Holder is located, including any reporting requirements of the Internal Revenue Code. In the event of a conflict between the law of the state where the Property is located and the law of the state where the Escrow Holder is located, the law of the state where the Property is located shall prevail.

8.4 Subject to satisfaction of the contingencies herein described, Escrow Holder shall close this escrow (the “Closing”) by recording a general warranty deed (a grant deed in California) and the other documents required to be recorded, and by disbursing the funds and documents in accordance with this Agreement.

8.5 Buyer and Seller shall each pay one-half of the Escrow Holder’s charges and Seller shall pay the usual recording fees and any required documentary transfer taxes. Seller shall pay the premium for a standard coverage owner’s or joint protection policy of title insurance. (See also paragraph 11.)

8.6 Escrow Holder shall verify that all of Buyer’s contingencies have been satisfied or waived prior to Closing. The matters contained in paragraphs 9.1 subparagraphs (b), (c), (d), (e), (g), (i), (n), and (o), 9.4, 12, 13, 14, 16, 18, 20, 21, 22, and 24 are, however, matters of agreement between the Parties only and are not instructions to Escrow Holder.

8.7 If this transaction is terminated for non-satisfaction and non-waiver of a Buyer’s Contingency, as defined in paragraph 9.2, then neither of the Parties shall thereafter have any liability to the other under this Agreement, except to the extent of a breach of any affirmative covenant or warranty in this Agreement. In the event of such termination, Buyer shall, subject to the provisions of paragraph 8.10, be promptly refunded all funds deposited by Buyer with Escrow Holder, less only the $100 provided for in paragraph 4.4 and the Title Company and Escrow Holder cancellation fees and costs, all of which shall be Buyer’s obligation. If this transaction is terminated as a result of Seller’s breach of this Agreement then Seller shall pay the Title Company and Escrow Holder cancellation fees and costs.

8.8 The Closing shall occur on the Expected Closing Date, provided, however, that if the Closing does not occur by the Expected Closing Date and said Date is not extended by mutual instructions of the Parties, a Party not then in default under this Agreement may notify the other Party, Escrow Holder, and Brokers, in writing that, unless the Closing occurs within 5 business days following said notice, the Escrow shall be deemed terminated without further notice or instructions.

8.9 Except as otherwise provided herein, the termination of Escrow shall not relieve or release either Party from any obligation to pay Escrow Holder’s fees and costs or constitute a waiver, release or discharge of any breach or default that has occurred in the performance of the obligations, agreements, covenants or warranties contained therein.

8.10 If this sale of the Property is not consummated for any reason other than Seller’s breach or default, then at Seller’s request, Buyer shall within 5 days after written request deliver to Seller, at no charge, copies of all surveys, engineering studies, soil reports, maps, environmental reports and zoning reports prepared by or for Buyer that pertain to the Property. Provided, however, that Buyer shall not be required to deliver any such report if the written contract which Buyer entered into with the consultant who prepared such report specifically forbids the dissemination of the report to others. Said documents shall be delivered to Seller without any representation or warranty of any kind, without any additional cost to Buyer and Seller shall have no right to rely on any such document or reports.

9. Contingencies to Closing.

9.1 The Closing of this transaction is contingent upon the satisfaction or waiver of the following contingencies in Buyer’s sole and absolute discretion. IF BUYER FAILS TO NOTIFY ESCROW HOLDER, IN WRITING, OF THE DISAPPROVAL OF ANY OF SAID CONTINGENCIES WITHIN THE TIME SPECIFIED THEREIN, IT SHALL BE CONCLUSIVELY PRESUMED THAT BUYER HAS APPROVED SUCH ITEM, MATTER OR DOCUMENT. Buyer’s conditional approval shall constitute disapproval, unless provision is made by the Seller within the time specified therefore by the Buyer in such conditional approval or by this Agreement, whichever is later, for the satisfaction of the condition imposed by the Buyer. Escrow Holder shall promptly provide all Parties with copies of any written disapproval or conditional approval which it receives. With regard to subparagraphs (a) through (m) the pre-printed time periods shall control unless a different number of days is inserted in the spaces provided.

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(a)   Disclosure. Seller shall make to Buyer, through Escrow, all of the applicable disclosures required by law (See AIR CRE (“AIR”) standard form entitled “Seller’s Mandatory Disclosure Statement”) and provide Buyer with a completed Property Information Sheet (“Property Information Sheet”) concerning the Property, duly executed by or on behalf of Seller in the current form or equivalent to that published by the AIR within 15 days following the Date of Agreement. Buyer has until the expiration of the Contingency Period (defind in Addendum) to approve or disapprove same.

(b)   Physical Inspection. Buyer has 30 days following the receipt of the Property Information Sheet or the Date of Agreement, whichever is later, to satisfy itself with regard to the physical aspects and size of the Property.

(c)   Hazardous Substance Conditions Report. Buyer has 30 days following the Date of Agreement, to satisfy itself with regard to the environmental aspects of the Property. Seller recommends that Buyer obtain a Hazardous Substance Conditions Report concerning the Property and relevant adjoining properties. Any such report shall be paid for by Buyer. A “Hazardous Substance” for purposes of this Agreement is defined as any substance whose nature and/or quantity of existence, use, manufacture, disposal or effect, render it subject to Federal, state or local regulation, investigation, remediation or removal as potentially injurious to public health or welfare. A “Hazardous Substance Condition” for purposes of this Agreement is defined as the existence on, under or relevantly adjacent to the Property of a Hazardous Substance that would require remediation and/or removal under applicable Federal, state or local law.

(d)   Soil Inspection. Buyer has 30 days from the Date of Agreement, to satisfy itself with regard to the condition of the soils on the Property. Seller recommends that Buyer obtain a soil test report. Any such report shall be paid for by Buyer. Seller shall provide Buyer copies of any soils report that Seller may have within 10 days following the Date of Agreement.

(e)   Governmental Approvals. Buyer has 30 days following the Date of Agreement to satisfy itself with regard to approvals and permits from governmental agencies or departments which have or may have jurisdiction over the Property and which Buyer deems necessary or desirable in connection with its intended use of the Property, including, but not limited to, permits and approvals required with respect to zoning, planning, building and safety, fire, police, handicapped and Americans with Disabilities Act requirements, transportation and environmental matters.

(f)    Conditions of Title. Escrow Holder shall cause a current commitment for title insurance (“Title Commitment”) concerning the Property issued by the Title Company, as well as legible copies of all documents referred to in the Title Commitment (“Underlying Documents”), and a scaled and dimensioned plot showing the location of any easements to be delivered to Buyer within 2 business days following the Date of Agreement. Buyer has until the date that is thirty (30) days from the Date of the Agreement to satisfy itself with regard to the condition of title. The disapproval by Buyer of any monetary encumbrance, which by the terms of this Agreement is not to remain against the Property after the Closing, shall not be considered a failure of this contingency, as Seller shall have the obligation, at Seller’s expense, to satisfy and remove such disapproved monetary encumbrance at or before the Closing.

(g)   Survey. Buyer has until the date that is thirty (30) days following the date of Agreement to satisfy itself with regard to any ALTA title supplement based upon a survey prepared to American Land Title Association (“ALTA”) standards for an owner’s policy by a licensed surveyor, showing the legal description and boundary lines of the Property, any easements of record, and any improvements, poles, structures and things located within 10 feet of either side of the Property boundary lines. Any such survey shall be prepared at Buyer’s direction and expense. If Buyer has obtained a survey and approved the ALTA title supplement, Buyer may elect within the period allowed for Buyer’s approval of a survey to have an ALTA extended coverage owner’s form of title policy, in which event Buyer shall pay any additional premium attributable thereto.

(h)   Existing Leases and Tenancy Statements. Seller shall within 2 business days following the Date of Agreement provide both Buyer and Escrow Holder with legible copies of all leases, subleases or rental arrangements (collectively, “Existing Leases”) affecting the Property, and with a tenancy statement. Seller shall use its best efforts to have each tenant complete and execute an Estoppel Certificate. If any tenant fails or refuses to provide an Estoppel Certificate then Seller shall complete and execute an Estoppel Certificate for that tenancy. Buyer has 30 days from the Date of Agreement to satisfy itself with regard to the Existing Leases and any other tenancy issues.

(j)    Other Agreements. Seller shall within 2 business days following the Date of Agreement provide Buyer with legible copies of all other agreements (“Other Agreements”) known to Seller that will affect the Property after Closing. Buyer has 30 days from the Date of Agreement to satisfy itself with regard to such Agreements.

(n)   Destruction, Damage or Loss.  Subsequent to the Date of Agreement and prior to Closing there shall not have occurred a destruction of, or damage or loss to, the Property or any portion thereof, from any cause whatsoever, which would cost more than $10,000.00 to repair or cure. If the cost of repair or cure is $10,000.00 or less, Seller shall repair or cure the loss prior to the Closing. Buyer shall have the option, within 10 days after receipt of written notice of a loss costing more than $10,000.00 to repair or cure, to either terminate this Agreement or to purchase the Property notwithstanding such loss, but without deduction or offset

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against the Purchase Price, except for a credit in the amount of Seller’s Insurance deductable. If the cost to repair or cure is more than $10,000.00, and Buyer does not elect to terminate this Agreement, Buyer shall be entitled to any insurance proceeds applicable to such loss, and upon the Closing, Seller shall assign said proceeds to Buyer. Unless otherwise notified in writing, Escrow Holder shall assume no such destruction, damage or loss has occurred prior to Closing. In the event, the Agreement is not terminated, Seller shall not compromise, settle or adjust any claims without the consent of Buyer.

(o)   Material Change. Buyer shall have 10 days following receipt of written notice of a Material Change within which to satisfy itself with regard to such change. “Material Change” shall mean a substantial adverse change in the use, occupancy, tenants, title, or condition of the Property that occurs after the date of this offer and prior to the Closing. Unless otherwise notified in writing, Escrow Holder shall assume that no Material Change has occurred prior to the Closing.

(q) Seller Performance. The delivery of all documents and the due performance by Seller of each and every undertaking and agreement to be performed by Seller under this Agreement.

(q) Brokerage Fee. Payment at the Closing of such brokerage fee as is specified in this Agreement or later written instructions to Escrow Holder executed by Seller and Brokers (“Brokerage Fee”).

9.2 All of the contingencies specified in subparagraphs (a) through (m) of paragraph 9.1 are for the benefit of, and may be waived by, Buyer, and may be elsewhere herein referred to as “Buyer’s Contingencies.”

9.3 If any Buyer’s Contingency or any other matter subject to Buyer’s approval is disapproved as provided for herein in a timely manner (“Disapproved Item”), Seller shall have the right within 10 days following the receipt of notice of Buyer’s disapproval to elect to cure such Disapproved Item prior to the Expected Closing Date (“Seller’s Election”). Seller’s failure to give to Buyer within such period, written notice of Seller’s commitment to cure such Disapproved Item on or before the Expected Closing Date shall be conclusively presumed to be Seller’s Election not to cure such Disapproved Item, If Seller elects, either by written notice or failure to give written notice, not to cure a Disapproved Item, Buyer shall have the right, within 10 days after Seller’s Election to either accept title to the Property subject to such Disapproved Item, or to terminate this Agreement. Buyer’s failure to notify Seller in writing of Buyer’s election to accept title to the Property subject to the Disapproved Item without deduction or offset shall constitute Buyer’s election to terminate this Agreement. The above time periods only apply once for each Disapproved item. Unless expressly provided otherwise herein, Seller’s right to cure shall not apply to the remediation of Hazardous Substance Conditions or to the Financing Contingency. Unless the Parties mutually instruct otherwise, if the time periods for the satisfaction of contingencies or for Seller’s and Buyer’s elections would expire on a date after the Expected Closing Date, the Expected Closing Date shall be deemed extended for 3 business days following the expiration of: (a) the applicable contingency period(s), (b) the period within which the Seller may elect to cure the Disapproved Item, or (c) if Seller elects not to cure, the period within which Buyer may elect to proceed with this transaction, whichever is later.

9.4 The Parties acknowledge that extensive local, state and Federal legislation establish broad liability upon owners and/or users of real property for the investigation and remediation of Hazardous Substances. The determination of the existence of a Hazards Substance Condition and the evaluation of the impact of such a condition are highly technical and beyond the expertise of Brokers. The Parties acknowledge that they have been advised by Brokers to consult their own technical and legal experts with respect to the possible presence of Hazardous Substances on the Property or adjoining properties, and Buyer and Seller are not relying upon any investigation by or statement of Brokers with respect thereto. The Parties hereby assume all responsibility for the impact of such Hazardous Substances upon their respective interests herein.

10. Documents Required at or Before Closing:

10.1 Five days prior to the Closing date Escrow Holder shall obtain an updated Title Commitment concerning the Property from the Title Company and provide copies thereof to each of the Parties.

10.2 Seller shall deliver to Escrow Holder in time for delivery to Buyer at the Closing:

(a)   Grant warranty deed, duly executed and in recordable form, conveying fee title to the Property to Buyer.

(c)   If applicable, the Existing Leases and other Agreements together with duly executed assignments thereof by Seller and Buyer. The assignment of Existing Leases shall be on the most recent Assignment and Assumption of Lessor’s Interest in Lease form published by the AIR or its equivalent as reasonably modified by Buyer and Seller.

(d)   Estoppel Certificates executed by Seller and/or the tenant(s) of the Property.

(e)   An affidavit executed by Seller to the effect that Seller is not a “foreign person” within the meaning of Internal Revenue Code Section 1445 or successor statutes. If Seller does not provide such affidavit in form reasonably satisfactory to Buyer at least 3 business days prior to the Closing, Escrow Holder shall at the Closing deduct from Seller’s proceeds and remit to Internal Revenue Service such sum as is required by applicable Federal law with respect to purchases from foreign sellers.

(f)    If the Property is located in California, an affidavit executed by Seller to the effect that Seller is not a “nonresident” within the meaning of California Revenue and Tax Code Section 18662 or successor statutes. If Seller does not provide such affidavit in form reasonably satisfactory to Buyer at least 3 business days prior to the Closing, Escrow Holder shall at the Closing deduct from Seller’s proceeds and remit to the Franchise Tax Board such sum as is required by such statute.

(g)   If applicable, a bill of sale, duly executed, conveying title to any included personal property to Buyer.

(h)   If the Seller is a corporation, a duly executed corporate resolution authorizing the execution of this Agreement and the sale of the Property.

10.3 Buyer shall deliver to Seller through Escrow:

(a)   The cash portion of the Purchase Price and such additional sums as are required of Buyer under this Agreement shall be deposited by Buyer with Escrow Holder, by federal funds wire transfer, or any other method acceptable to Escrow Holder in immediately collectable funds, no later than 2:00 P.M. on the Expected Closing Date provided, however, that Buyer shall not be required to deposit such monies into Escrow if at the time set for the deposit of such monies Seller is in default or has indicated that it will not perform any of its obligations hereunder.  Instead, in such circumstances in order to reserve its rights to proceed Buyer need only provide Escrow with evidence establishing that the required monies were available.

(c)   The Assignment and Assumption of Lessor’s Interest in Lease form specified in paragraph 10.2(c) above, duly executed by Buyer.

(d)   Assumptions duly executed by Buyer of the obligations of Seller that accrue after Closing under any Other Agreements

(f)    If the Buyer is a corporation, a duly executed corporate resolution authorizing the execution of this Agreement and the purchase of the Property.

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10.4 At Closing, Escrow Holder shall cause to be issued to Buyer a standard coverage (or ALTA extended, if elected pursuant to 9.1(g)) owner’s form policy of title insurance effective as of the Closing, issued by the Title Company in the full amount of the Purchase Price, insuring title to the Property vested in Buyer, subject only to the exceptions approved by Buyer.

IMPORTANT: IN A PURCHASE OR EXCHANGE OF REAL PROPERTY, IT MAY BE ADVISABLE TO OBTAIN TITLE INSURANCE IN CONNECTION WITH THE CLOSE OF ESCROW SINCE THERE MAY BE PRIOR RECORDED LIENS AND ENCUMBRANCES WHICH AFFECT YOUR INTEREST IN THE PROPERTY BEING ACQUIRED. A NEW POLICY OF TITLE INSURANCE SHOULD BE OBTAINED IN ORDER TO ENSURE YOUR INTEREST IN THE PROPERTY THAT YOU ARE ACQUIRING.

11. Prorations and Adjustments.

11.1 Taxes. Applicable real property taxes and special assessment bonds shall be prorated through Escrow as of the date of the Closing, based upon the latest tax bill available. The Parties agree to prorate as of the Closing any taxes assessed against the Property by supplemental bill levied by reason of events occurring prior to the Closing. Payment of the prorated amount shall be made promptly in cash upon receipt of a copy of any supplemental bill.

11.2 Insurance. WARNING: Any insurance which Seller may have maintained will terminate on the Closing. Buyer is advised to obtain appropriate insurance to cover the property.

11.3 Rentals, and Expenses. Scheduled rentals, utilities, and operating expenses shall be prorated as of the date of Closing. The Parties agree to promptly adjust between themselves outside of Escrow any rents received after the Closing.

11.4 Security Deposit. Security Deposits held by Seller shall by given to Buyer as a credit to the cash required of Buyer at the Closing.

11.5 Post Closing Matters. Any item to be prorated that is not determined or determinable at the Closing shall be promptly adjusted by the Parties by appropriate cash payment outside of the Escrow when the amount due is determined.

12. Representations and Warranties of Seller and Disclaimers. See Also Addendum.

12.1 Seller’s warranties and representations shall survive the Closing and delivery of the deed for a period of 3 years, and any lawsuit or action based upon them must be commenced within such time period. Seller’s warranties and representations are true, material and relied upon by Buyer in all respects. Seller hereby makes the following warranties and representations to Buyer and;

(a) Authority of Seller. Seller is the owner of the Property and/or has the full right, power and authority to sell, convey and transfer the Property to Buyer as provided herein, and to perform Seller’s obligations hereunder.

(b) Maintenance During Escrow and Equipment Condition At Closing. Except as otherwise provided in paragraph 9.1(n) hereof, Seller shall maintain the Property until the Closing in its present condition, ordinary wear and tear excepted.

(c) Hazardous Substances/Storage Tanks. Seller has no knowledge, except as otherwise disclosed to Buyer in writing, of the existence or prior existence on the Property of any Hazardous Substance, nor of the existence or prior existence of any above or below ground storage tank.

(d) Compliance. Seller has no knowledge of any aspect or condition of the Property which violates applicable laws, rules, regulations, codes or covenants, conditions or restrictions, or of improvements or alterations made to the Property without a permit where one was required, or of any unfulfilled order or directive of any applicable governmental agency or casualty insurance company requiring any investigation, remediation, repair, maintenance or improvement be performed on the Property.

(e) Changes in Agreements. Prior to the Closing, Seller will not violate or modify any Existing Lease or Other Agreement, or create any new leases or other agreements affecting the Property, without Buyer’s written approval, which approval will not be unreasonably withheld.

(f) Possessory Rights. Seller has no knowledge that anyone will, at the Closing, have any right to possession of the Property, except as disclosed by this Agreement or otherwise in writing to Buyer.

(g) Mechanics’ Liens. There are no unsatisfied mechanics’ or materialmens’ lien rights concerning the Property.

(h) Actions, Suits or Proceedings. Seller has no knowledge of any actions, suits or proceedings pending or threatened before any commission, board, bureau, agency, arbitrator, court or tribunal that would affect the Property or the right to occupy or utilize same.

(i) Notice of Changes. Seller will promptly notify Buyer and Brokers in writing of any Material Change (see paragraph 9.1(o)) affecting the Property that becomes known to Seller prior to the Closing.

(j) No Tenant Bankruptcy Proceedings. Seller has no notice or knowledge that any tenant of the property is the subject of a bankruptcy or insolvency proceeding.

(k) No Seller Bankruptcy Proceedings. Seller is not the subject of a bankruptcy, insolvency or probate proceeding.

(l) Personal Property. Seller has no knowledge that anyone will, at the Closing, have any right to possession of any personal property included in the Purchase Price nor knowledge of any liens or encumbrances affecting such personal property, except as disclosed by this Agreement or otherwise in writing to Buyer.

12.2 Buyer hereby acknowledges that, except as otherwise stated in this Agreement, Buyer is purchasing the Property in its existing condition and will, by the time called for herein, make or have waived all inspections of the Property Buyer believes are necessary to protect its own interest in, and its contemplated use of, the Property. The Parties acknowledge that, except as otherwise stated in this Agreement, no representations, inducements, promises, agreements, assurances, oral or written, concerning the Property, or any aspect of the occupational safety and health laws, Hazardous Substance laws, or any other act, ordinance or law, have been made by either party or Brokers, or relied upon by either Party hereto.

12.3 In the event that Buyer learns that a Seller representation or warranty might be untrue prior to the Closing, and Buyer elects to purchase the Property anyway then, and in that event, Buyer waives any right that it may have to bring an action or proceeding against Seller or Brokers regarding said representation or warranty.

12.4 Any environmental reports, soils reports, surveys, and other similar documents which were prepared by third party consultants and provided to Buyer by Seller or Seller’s representatives, have been delivered as an accommodation to Buyer and without any representation or warranty as to the sufficiency, accuracy, completeness, and/or validity of said documents, all of which Buyer relies on at its own risk. Seller believes said documents to be accurate, but Buyer is advised to retain appropriate consultants to review said documents and investigate the Property.

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13. Possession.

Possession of the Property shall be given to Buyer at the Closing subject to the rights of tenants under Existing Leases.

14. Buyer’s Entry.

At any time during the Escrow period, Buyer, and its agents and representatives, shall have the right at reasonable times and subject to rights of tenants, to enter upon the Property for the purpose of making inspections and tests specified in this Agreement. No destructive testing shall be conducted, however, without Seller’s prior approval, which shall not be unreasonably withheld. Following any such entry or work, unless otherwise directed in writing by Seller, Buyer shall return the Property to the condition it was in prior to such entry or work, including the re-compaction or removal of any disrupted soil or material as Seller may reasonably direct. All such inspections and tests and any other work conducted or materials furnished with respect to the Property by or for Buyer shall be paid for by Buyer as and when due and Buyer shall indemnify, defend, protect and hold harmless Seller and the Property of and from any and all claims, liabilities, losses, expenses (including reasonable attorney’s fees), damages, including those for injury to person or property, arising out of or relating to any such work or materials or the acts or omissions of Buyer, its agents or employees in connection therewith. See Addendum.

15. Further Documents and Assurances.

The Parties shall each, diligently and in good faith, undertake all actions and procedures reasonably required to place the Escrow in condition for Closing as and when required by this Agreement. The Parties agree to provide all further information, and to execute and deliver all further documents, reasonably required by Escrow Holder or the Title Company.

16. Attorneys’ Fees.

If any Party brings an action or proceeding (including arbitration) involving the Property whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorney’s fees and costs. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term “Prevailing Party” shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorney’s fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred.

17. Prior Agreements/Amendments.

17.1 This Agreement supersedes any and all prior agreements between Seller and Buyer regarding the Property.

17.2 Amendments to this Agreement are effective only if made in writing and executed by Buyer and Seller.

19. Notices.

19.1 Whenever any Party, Escrow Holder or Brokers herein shall desire to give or serve any notice, demand, request, approval, disapproval or other communication, each such communication shall be in writing and shall be delivered personally, by messenger, or by mail, postage prepaid, to the address set forth in this agreement or by facsimile transmission, electronic signature, digital signature, or email.

19.2 Service of any such communication shall be deemed made on the date of actual receipt if personally delivered, or transmitted by facsimile transmission, electronic signature, digital signature, or email. Any such communication sent by regular mail shall be deemed given 48 hours after the same is mailed. Communications sent by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed delivered 24 hours after delivery of the same to the Postal Service or courier. If such communication is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

19.3 Any Party or Broker hereto may from time to time, by notice in writing, designate a different address to which, or a different person or additional persons to whom, all communications are thereafter to be made.

20. Duration of Offer.

20.1 If this offer is not accepted by Seller on or before 5:00 P.M. according to the time standard applicable to the city of Ontario, CA on the date of January 16, 2018, it shall be deemed automatically revoked.

20.2 The acceptance of this offer, or of any subsequent counteroffer hereto, that creates an agreement between the Parties as described in paragraph 1.2, shall be deemed made upon delivery to the other Party or either Broker herein of a duly executed writing unconditionally accepting the last outstanding offer or counteroffer.

21. LIQUIDATED DAMAGES. (This Liquidated Damages paragraph is applicable only if initialed by both Parties).

THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX, PRIOR TO SIGNING THIS AGREEMENT, THE ACTUAL DAMAGES WHICH WOULD BE SUFFERED BY SELLER IF BUYER FAILS TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT By failing to Close Escrow. THEREFORE, IF, AFTER THE SATISFACTION OR WAIVER OF ALL CONTINGENCIES PROVIDED FOR THE BUYER’S BENEFIT, BUYER BREACHES THIS AGREEMENT By failing to Close Escrow, SELLER SHALL BE ENTITLED TO LIQUIDATED DAMAGES IN THE AMOUNT OF $225,000.00. UPON PAYMENT OF SAID SUM TO SELLER, BUYER SHALL BE RELEASED FROM ANY FURTHER LIABILITY TO SELLER, AND ANY ESCROW CANCELLATION FEES AND TITLE COMPANY CHARGES SHALL BE PAID BY SELLER.

/s/ AK	/s/ SPH
Buyer’s Initials	Seller’s Initials

/s/ AK	/s/ SPH
INITIALS	INITIALS

23. Miscellaneous.

23.1 Binding Effect.  This Agreement shall be binding on the Parties without regard to whether or not paragraphs 21 and 22 are initialed by both of the Parties. Paragraphs 21 and 22 are each incorporated into this Agreement only if initialed by both Parties at the time that the Agreement is executed.

23.2 Applicable Law.  This Agreement shall be governed by, and paragraph 22.3 is amended to refer to, the laws of the state in which the Property is located. Any litigation or arbitration between the Parties hereto concerning this Agreement shall be initiated in the county in which the Property is located.

23.3 Time of Essence.  Time is of the essence of this Agreement.

23.4 Counterparts.  This Agreement may be executed by Buyer and Seller in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Escrow Holder, after verifying that the counterparts are identical except for the signatures, is authorized and instructed to combine the signed signature pages on one of the counterparts, which shall then constitute the Agreement.

23.5 Waiver of Jury Trial. To the Extent permitted by Law, THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

23.6 Conflict.  Any conflict between the printed provisions of this Agreement and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions. Seller and Buyer must initial any and all handwritten provisions.

23.7 1031 Exchange.  Both Seller and Buyer agree to cooperate with each other in the event that either or both wish to participate in a 1031 exchange. Any party initiating an exchange shall bear all costs of such exchange. The cooperating Party shall not have any liability (special or otherwise) for damages to the exchanging Party in the event that the sale is delayed and/or that the sale otherwise fails to qualify as a 1031 exchange. See Also Addendum.

23.8 Days.  Unless otherwise specifically indicated to the contrary, the word “days” as used in this Agreement shall mean and refer to calendar days.

24. Disclosures Regarding The Nature of a Real Estate Agency Relationship.

24.1 The Parties and Brokers agree that their relationship(s) shall be governed by the principles set forth in the applicable sections of the California Civil Code, as summarized in paragraph 24.2.

24.2 When entering into a discussion with a real estate agency regarding a real estate transaction, a Buyer or Seller should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Buyer and Seller acknowledge being advised by the Brokers in this transaction, as follows:

(a)        Seller’s Agent.  A Seller’s agent under a listing agreement with the Seller acts as the agent for the Seller only. A Seller’s agent or subagent has the following affirmative obligations: (1) To the Seller: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Seller. (2) To the Buyer and the Seller: a Diligent exercise of reasonable skills and care in performance of the agent’s duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(b)        Buyer’s Agent.  A selling agent can, with a Buyer’s consent, agree to act as agent for the Buyer only. In these situations, the agent is not the Seller’s agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Seller. An agent acting only for a Buyer has the following affirmative obligations. (1) To the Buyer: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Buyer. (2) To the Buyer and the Seller: a. Diligent exercise of reasonable skills and care in performance of the agent’s duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(c)        Agent Representing Both Seller and Buyer.  A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Seller and the Buyer in a transaction, but only with the knowledge and consent of both the Seller and the Buyer. (1) In a dual agency situation, the agent has the following affirmative obligations, to both the Seller and the Buyer: a. A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with either Seller or the Buyer. b. Other duties to the Seller and the Buyer as stated above in their respective sections (a) or (b) of this paragraph 24.2. (2) In representing both Seller and Buyer, the agent may not without the express permission of the respective Party, disclose to the other Party that the Seller will accept a price less than the listing price or that the Buyer will pay a price greater than the price offered. (3) the above duties of the agent in a real estate in a transaction do not relieve a Seller or Buyer from the responsibility to protect their own interests. Buyer and Seller should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advice about real estate. If legal or tax advice is desired, consult a competent professional.

(d)        Further Disclosures.  Throughout this transaction Buyer and Seller may receive more than one disclosure, depending upon the number of agents assisting in the transaction. Buyer and Seller should each read its contents each time it is presented, considering the relationship between them and the real estate

/s/ AK	SPH
INITIALS	INITIALS

agent in this transaction and that disclosure. Buyer and Seller each acknowledge receipt of a disclosure of the possibility of multiple representation by the Broker representing that principal. This disclosure may be part of a listing agreement, buyer representation agreement or separate document. Buyer understands that Broker representing Buyer may also represent other potential buyers, who may consider, make offers on or ultimately acquire the Property. Seller understands that Broker representing Seller may also represent other sellers with competing properties that may be of interest to this Buyer. Brokers have no responsibility with respect to any default or breach hereof by either Party. The Parties agree that no lawsuit or other legal proceeding involving any breach of duty, error or omission relating to this transaction may be brought against Broker more than one year after the Date of Agreement and that the liability (including court costs and attorneys' fees), of any Broker with respect to any breach of duty, error or omission relating to this Agreement shall not exceed the fee received by such Broker pursuant to this Agreement; provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

24.3 Confidential Information: Buyer and Seller agree to identify to Brokers as “Confidential” any communication or information given Brokers that is considered by such Party to be confidential

25. Construction of Agreement. In construing this Agreement, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Agreement. Whenever required by the context, the singular shall include the plural and vice versa. This Agreement shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both parties had prepared it.

26. Additional Provisions:

Additional Provisions of this offer, if any, are as follows or are attached hereto by an addendum or addenda consisting of paragraphs 28 through 37. (If there are no additional provisions write “NONE”.)

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY AIR CRE OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS AGREEMENT OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1.              SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS AGREEMENT.

2.     RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PROPERTY. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE INTEGRITY AND CONDITION OF ANY STRUCTURES AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PROPERTY FOR BUYER’S INTENDED USE.

WARNING: IF THE PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THIS AGREEMENT MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.

NOTE:

1. THIS FORM IS NOT FOR USE IN CONNECTION WITH THE SALE OF RESIDENTIAL PROPERTY.

2. IF EITHER PARTY IS A CORPORATION, IT IS RECOMMENDED THAT THIS AGREEMENT BE SIGNED BY TWO CORPORATE OFFICERS.

The undersigned Buyer offers and agrees to buy the Property on the terms and conditions stated and acknowledges receipt of a copy hereof.

Date:

BROKER		BUYER

Colliers International		See Separate Signature Page

Attn:	Richard Schwartz	By:
Title:	Senior Vice President	Name Printed:
Title:
Address:	2855 E. Guasti Road, Suite 401.	Phone:
Ontario, CA 91761		Fax:
Phone:	909-937-6307	Email:
Fax:
Email:	richard.schwartz@colliers.com	By:
Federal ID No.:		Name Printed:
Broker/Agent BRE License #: 01712680		Title:
Phone:
Fax:
Email:

Address: See Separate Signature Page
Federal ID No.: TBD

27. Acceptance.

27.1 Seller accepts the foregoing offer to purchase the Property and hereby agrees to sell the Property to Buyer on the terms and conditions therein specified.

27.2 In consideration of real estate brokerage service rendered by Brokers, Seller agrees to pay Brokers a real estate Brokerage Fee in a sum equal to 6% of the Purchase Price to be divided between the Brokers as follows: Seller’s Broker 3% and Buyer’s Broker 3%. This

/s/ AK	/s/ SPH
INITIALS	INITIALS

Agreement shall serve as an irrevocable instruction to Escrow Holder to pay such Brokerage Fee to Brokers out of the proceeds accruing to the account of Seller at the Closing.

27.3 Seller acknowledges receipt of a copy hereof and authorizes Brokers to deliver a signed copy to Buyer.

NOTE: A PROPERTY INFORMATION SHEET IS REQUIRED TO BE DELIVERED TO BUYER BY SELLER UNDER THIS AGREEMENT.

Date:	Jan. 15. 2018

BROKER	SELLER

Coldwell Banker Commercial SC	SA Rhombus, LLC a California Limited Liability company

Attn:	Teresia Knight / Greg Myers
Title:	Senior Vice President / Vice President	By:	/s/ Szupin Huang
Address: 1200 California Street. Suite 130.	Name Printed: Szupin Huang
Redlands, CA 92374	Title:
Phone: 909-321-4633	Phone:
Fax: 951-239-3147	Fax:
Email: tknight@cbcsocalgroup.com	Email:
Federal ID No.:
Broker/Agent BRE License #: 01228241, 01176067	By:
Name Printed:
Title:
Phone:
Fax:
Email:

Address: 3709 E. Randol Mill Road, Suite 200. Arlington, TX 76011
Federal ID No.:

AIR CRE. 500 North Brand Blvd, Suite 900, Glendale, CA 91203, Tel 213-687-8777, Email contracts@aircre.com

NOTICE: No part of these works may be reproduced in any form without permission in writing.

/s/ AK	/s/ SPH
INITIALS	INITIALS

STANDARD AGREEMENT SIGNATURE PAGE

BUYER:

BCI IV Acquisitions LLC, a Delaware limited liability company

By: BCI IV Real Estate Holdco LLC, a Delaware limited liability company, its sole member

By: BCI IV Operating Partnership LP, a Delaware limited partnership, its sole member

By: Black Creek Industrial REIT IV Inc., a Maryland corporation, its general partner

By:	/s/ Andrea Karp
Name :	Andrea Karp
Title:	Managing Director

ADDRESS FOR NOTICE:

c/o Industrial Property Trust Inc.

518 17th Street, 17th Floor

Denver, Colorado 80202

Attention: Thomas McGonagle

Email: tmcgonagle@industrialpropertytrust.com

With a copy to:

Joshua J. Widoff

General Counsel

Industrial Property Trust Inc.

518 17th Street, 17th Floor

Denver, Colorado 80202

Email: jwidoff@dividendcapital.com

and a copy to:

Allen Matkins Leck Gamble Mallory & Natsis LLP

1900 Main Street, 5th Floor

Irvine, California 92614-7321

Attention: Sandra A. Jacobson, Esq.

Email: sjacobson@allenmatkins.com

ADDENDUM TO
STANDARD OFFER, AGREEMENT AND
ESCROW INSTRUCTIONS FOR PURCHASE OF REAL ESTATE

The Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate dated January 5, 2018 (the “Standard Agreement”), between Buyer and Seller for the Property, is hereby amended as set forth below.  Capitalized terms used in this addendum shall have the same meanings as set forth in the Standard Agreement.  If there is any conflict between this Addendum and the Standard Agreement, the terms of this Addendum shall prevail.  The Standard Agreement and this Addendum are collectively referred to as the “Agreement”.  This Addendum together with the Standard Agreement itself represents the fully integrated and binding agreement of the parties.

28.                               Contingency Period; Expected Closing Date.  Notwithstanding any preprinted or handwritten “days” to the contrary contained in the Agreement, the time period applicable for all “Buyer’s Contingencies” under the Agreement, shall be from the Date of Agreement until that date which is thirty (30) days following the Date of Agreement (the “Contingency Period”).  If the Agreement is terminated by Buyer prior to the expiration of the Contingency Period, the Deposit shall be immediately refunded to Buyer.  Notwithstanding anything to the contrary in the Agreement, Buyer shall have the one (1) time right to extend the Expected Closing Date for up to ten (10) days.  Notice to extend the Expected Closing Date shall be given to Seller five (5) business days prior to the currently scheduled Expected Closing Date.

29.                               Representations, Warranties and Covenants.

(a)                                 In addition to the representations and warranties set forth in Section 12 of the Standard Agreement, Seller also represents and warrants to Buyer that (i) the rent roll delivered or to be delivered to Buyer is true, correct, accurate and complete; (ii) the Existing Leases delivered to Buyer are true, correct, accurate and complete copies of the originals, and said Existing Leases are in full force and effect; (iii) Seller is not a party to any other leases, tenancy or occupancy agreements affecting the Property except for the Existing Leases; (iv) no leasing commissions or fees or tenant improvement allowances are due, or will become due, on an absolute or contingent basis to any real estate brokers or agents or anyone else in connection with the Property or any portion thereof and no such commissions or fees or allowances will become due during the term of the Existing Leases or with respect to any renewal or extension thereof; (v) there are not any service contracts or other agreements that effect the Property to which Seller is a party except for those Other Agreements delivered to Buyer as provided in the Standard Agreement, and Seller has neither given nor received any notice of default with respect to any such Other Agreements; (vi) Seller has not granted to any other party any option, rights of first refusal, license or other similar agreement with respect to a purchase or sale of the Property or any portion thereof or any interest therein, and (vii) Seller has not received written notice from any governmental entity alleging that Seller has violated laws, including any environmental laws, with respect to the Property.  Seller agrees that (1) after the expiration of the Contingency Period, Seller shall not amend, modify or terminate the Existing Leases or enter into any new lease or service contract without the prior consent of Buyer, which consent by Buyer may withhold in its sole discretion; and (2) on the Expected Closing Date, Seller shall, at Seller’s sole cost, terminate all management agreements

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and leasing commission agreements with respect to the Property and any existing leases with parties affiliated with Seller.

(b)                                  Seller represents and warrants that following the Closing through the end of the survival period for Seller’s representations and warranties, it shall maintain access to liquid assets sufficient to cover Seller’s post-closing obligations set forth in this Agreement.

30.                               Property Entry.  Notwithstanding anything to the contrary in Section 14 of the Standard Agreement, Buyer’s indemnification obligations shall expressly exclude losses arising out of latent defects, the displacement or disturbance of hazardous materials not placed on the Property by Buyer or its consultants, the discovery of pre-existing conditions, the gross negligence or misconduct of Seller, or any diminution in value in the Property arising from, or related to, matters discovered by Buyer during its investigation of the Property which are not exacerbated by Buyer.

31.                               Buyer’s Remedies on Seller Default.  If Seller defaults in its obligation to sell and convey the Property to Buyer pursuant to this Agreement, Buyer’s sole remedy shall be to elect one of the following:  (a) to terminate this Agreement, in which event Buyer shall be entitled to the return of the Deposit as well as reimbursement for Buyer’s verifiable actual out-of-pocket third party expenses incurred in connection with this transaction, or (b) to bring a suit for specific performance provided that any suit for specific performance must be filed and served within ninety (90) days of Seller’s default and Buyer waives the right to bring suit at any later date.  Buyer shall give Escrow Holder and Seller written notice of Buyer’s election of such remedy.

32.                               Confidentiality. Prior to the Close of Escrow, Buyer and Seller shall keep the proposed transaction confidential and shall not disclose any such confidential information to any other person or entity other than to such party’s employees, representatives, attorneys, accountants, consultants, engineers, partners, investors and lenders.  The foregoing shall not be applicable to disclosures as required by law, including without limitation, any disclosure required by the United States Securities and Exchange Commission, and/or disclosures required in connection with any disputes between Buyer and Seller.

33.                               Counterparts.  This Agreement may be signed by the parties in different counterparts and the signature pages combined to create a document binding on all parties.  The signatures of the parties below constitute the signatures of Seller and Buyer to the Standard Agreement and the Addendum and as such, collectively to the Agreement.

34.                               Estoppel Certificates.  No later than 10 days after the Date of Agreement, Seller shall request an estoppel certificate from the tenants in the form attached hereto as Exhibit A (the “Tenant Estoppel Certificates”).  Seller shall use commercially reasonable efforts to obtain and deliver the Tenant Estoppel Certificates to Buyer on or before the date that is five (5) business days prior to the Expected Closing Date.  Seller shall provide Buyer with an opportunity to review the Tenant Estoppel Certificates prior to submitting same to the tenants.  Seller shall deliver the Tenant Estoppel Certificates to Buyer promptly upon Seller’s receipt from the tenants.  Seller shall reasonably facilitate Buyer contacting tenants regarding the Existing Leases and the Tenant Estoppel Certificates.  The Tenant Estoppel Certificates shall not show any materially adverse matters, including, without limitation, any verbal agreements or any default or purported default

2

thereunder by any party, and shall be dated within thirty (30) days of the Expected Closing Date.  It shall be a condition for Closing for Buyer’s benefit that Buyer receive and approve Tenant Estoppel Certificates from all tenants of the Property.

35.                               Conditions to Closing.  In addition to the conditions to Closing set forth in the Standard Agreement, Buyer shall not be obligated to close hereunder unless each of the following conditions shall exist on the Expected Closing Date: (a) the Title Company shall issue (or shall be prepared and irrevocably committed to issue) an extended coverage ALTA title policy in the amount of the Purchase Price to Buyer; Buyer shall pay any difference in the cost of the premium for a standard CLTA Owner’s policy of title insurance and any ALTA extended policy. (b) all of the representations and warranties made by Seller in this Agreement or any of the closing documents shall be true, correct and complete in all material respects on and as of the Closing; (c) the tenants under the Existing Leases shall not have terminated, or given notice of intent to terminate, the Existing Leases; (d) the tenants under the Existing Leases, shall not have vacated, abandoned, ceased operations or filed for voluntary bankruptcy or be subject to an involuntary bankruptcy proceeding; and (e) Buyer shall have received and approved the Tenant Estoppel Certificates as provided in Section 34 above.  If any of the foregoing conditions are not satisfied before the Closing, Buyer may, at its option, and in its sole and absolute discretion, (i) waive any such condition which can legally be waived either at the time originally established for Closing and proceed to Closing without adjustment or abatement of the Purchase Price, or (ii) terminate this Agreement by written notice thereof to Seller, in which case the Deposit shall be returned to Buyer, and Buyer and Seller shall each pay one-half of the cancellation charges as to the Property (unless Seller is in breach or default hereunder in which case Seller shall pay the cancellation charges as to the Property), if any, of Escrow Holder and Title Company.  In addition to (and notwithstanding) the foregoing, if the failure of the condition is due to a breach by Seller hereunder, Buyer may pursue any of its remedies for a Seller default as provided in Section 31 above.

36.                                Due Diligence Materials.  In addition to the due diligence materials that Seller is required to deliver under the Standard Agreement, Seller shall deliver to Buyer, within two (2) business days following the Date of Agreement, the due diligence materials listed on Exhibit B to the extent said materials are within Seller’s possession or control.

37.                               Exchange.  Seller and Buyer acknowledge and agree that the purchase and sale of the Property may be part of a tax-free exchange under Section 1031 of the Code for either Buyer or Seller.  Each party hereby agrees to take all reasonable steps on or before the Expected Closing Date to facilitate such exchange if requested by the other party, provided that (a) no party making such accommodation shall be required to acquire any substitute property, (b) such exchange shall not affect the representations, warranties, liabilities, covenants and obligations of the parties to each other under the Agreement, (c) no party making such accommodation shall incur any additional cost, expense or liability in connection with such exchange (other than expenses of reviewing and executing documents required in connection with such exchange), and (d) no dates in the Agreement will be extended as a result of the exchange; provided that Seller shall have the one-time right to extend the Expected Closing Date to effectuate its exchange so long as written notice of such extension is delivered to Buyer no later than the five (5) business days prior to the initial Expected Closing Date.  Notwithstanding anything to the contrary contained in the foregoing, if Seller so elects to close the transfer of the Property as an exchange, then (i) Seller, at its sole option, may delegate its obligations to transfer some or all of the assets under the

3

Agreement, and may assign its rights to receive all or a portion of the Purchase Price from Buyer, to a deferred exchange qualified intermediary (a “QI”) or to an exchange accommodation titleholder (“EAT”), as the case may be; (ii) such delegation and assignment shall in no way reduce, modify or otherwise affect the obligations of Seller pursuant to the Agreement; (iii) Seller shall remain fully liable for its obligations under the Agreement as if such delegation and assignment shall not have taken place; (iv) QI or EAT, as the case may be, shall have no liability to Buyer; and (v) the closing of the transfer of the Property to Buyer shall be undertaken by direct deed, assignment and other appropriate conveyance from Seller (or, if applicable, from other affiliates of Seller whom Seller will cause to execute such deeds, assignments and other appropriate instruments of conveyance) to Buyer or to EAT, as the case may be.  Notwithstanding anything to the contrary contained in the foregoing, if Buyer so elects to close the acquisition of the Property as an exchange, then (i) Buyer, at its sole option, may delegate its obligations to acquire the Property under the Agreement, and may assign its rights to receive the Property from Seller, to a QI or to an EAT, as the case may be; (ii) such delegation and assignment shall in no way reduce, modify or otherwise affect the obligations of Buyer pursuant to the Agreement; (iii) Buyer shall remain fully liable for its obligations under the Agreement as if such delegation and assignment shall not have taken place; (iv) QI or EAT, as the case may be, shall have no liability to Seller; and (v) the closing of the acquisition of the Property by Buyer or the EAT, as the case may be, shall be undertaken by direct deed from Seller (or, if applicable, from other affiliates of Seller whom Seller will cause to execute such deeds, assignments and other appropriate instruments of conveyance) to Buyer (or to EAT, as the case may be).

4

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the day and year first above written.

BUYER:		SELLER:

BCI IV Acquisitions LLC, a Delaware limited liability
company		SA RHOMBUS LLC,
A California limited liability company
By: BCI IV Real Estate Holdco LLC, a Delaware
limited liability company, its sole member		By:	SZUPIN HUANG
		Name:	/s/ Szupin Huang
By: BCI IV Operating Partnership LP, a Delaware		Title:
limited partnership, its sole member

By: Black Creek Industrial REIT IV Inc., a Maryland
corporation, its general partner

By:	/s/ ANDREA KARP
Name:	Andrea Karp
Title:	Managing Director

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